Exhibit 10.34

Execution Version

SECOND SUPPLEMENTAL INDENTURE

dated as of June 15, 2023 among

ARTICLE I
BCC MIDDLE MARKET CLO 2019-1, LTD.

as Issuer

ARTICLE II
BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC

as Co-Issuer and

ARTICLE III
WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee to

the Amended and Restated Indenture, dated as of November 30, 2021, among the Co- Issuers and the Trustee

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 15, 2023, among BCC Middle Market CLO 2019-1, Ltd., a private company incorporated with limited liability under the laws of Jersey (the “Issuer”), BCC Middle Market CLO 2019-1 Co-Issuer, LLC, a limited liability company formed under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and Wells Fargo Bank, National Association, a national banking association with trust powers organized under the laws of the United States, as trustee (in such capacity, the “Trustee”), hereby amends the Amended and Restated Indenture, dated as of November 30, 2021 (as amended by the First Supplemental Indenture, dated as of August 2, 2022, the “Indenture”), among the Issuer, the Co- Issuer and the Trustee. Capitalized terms used in this Supplemental Indenture that are not otherwise defined herein have the meanings assigned thereto in the Indenture.

W I T N E S S E T H

WHEREAS, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR, then the Reference Rate shall be the applicable Alternative Rate;

WHEREAS, the Portfolio Manager expects a Benchmark Transition Event and its related Benchmark Replacement Date to occur on or after June 30, 2023 and the Portfolio Manager expects the Benchmark Replacement Rate and Alternative Rate to be the sum of Term SOFR and the applicable Benchmark Replacement Rate Adjustment commencing as of the Interest Determination Date relating to the Interest Accrual Period commencing in July 2023;

WHEREAS, the Relevant Governmental Body has recommended that the spread adjustment for three-month Term SOFR is 0.26161%;

WHEREAS, the Portfolio Manager hereby provides notice to the Issuer, the Trustee (who shall forward such notice to the Holders of the Notes), the Collateral Administrator, the Calculation Agent and the Rating Agency that the Alternative Rate is the Benchmark Replacement Rate;

WHEREAS, pursuant to Section 8.1(xxxi) of the Indenture, without the consent of the Holders of any Notes or any Hedge Counterparty, the Co-Issuers, when authorized by Resolutions, and with the prior written consent of the Portfolio Manager and the Retention Provider, at any time and from time to time subject to the requirements provided in Section 8.1 of the Indenture, following the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, may make any changes determined by the Portfolio Manager in its reasonable judgment to be necessary or advisable to facilitate a change from the Reference Rate to an Alternative Rate;

WHEREAS, the Issuer has determined that the conditions set forth in Article VIII of the Indenture for entry into this Supplemental Indenture have been satisfied as of the date hereof;

WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee has delivered a copy of this Supplemental Indenture to the Portfolio Manager, the Collateral Administrator, each

Hedge Counterparty, and the holders of the Notes and the Rating Agency not later than ten Business Days prior to the execution hereof; and

WHEREAS, the parties hereto intend for the amendments set forth herein to take effect on June 30, 2023 or on such earlier date that the Portfolio Manager notifies the Trustee (which may be via email) that a Benchmark Transition Event and its related Benchmark Replacement Date has occurred (the “Amendment Effective Date”);

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendments. The Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Indenture attached as Exhibit A hereto, effective as of the Amendment Effective Date. For the avoidance of doubt, the Floating Rate Notes will continue to accrue interest using LIBOR as the Reference Rate for the remainder of the Interest Accrual Period following the Amendment Effective Date.

SECTION 2. Effect of Supplemental Indenture.

(a)
Upon execution of this Supplemental Indenture, the Indenture shall be, and be deemed to be, modified and amended, effective as of the Amendment Effective Date, in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Co-Issuers shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes. Except as modified and expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)
Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms. All references in the Indenture to the Indenture or to “this Indenture” shall apply mutatis mutandis to the Indenture as modified by this Supplemental Indenture. The Trustee shall be entitled to all rights, protections, immunities and indemnities set forth in the Indenture as fully as if set forth in this Supplemental Indenture.

SECTION 3. Binding Effect.

The provisions of this Supplemental Indenture shall be binding upon and inure to the benefit of the Co-Issuers, the Trustee, the Portfolio Manager, the Collateral Administrator, the Holders and each of their respective successors and assigns.

SECTION 4. Acceptance by the Trustee.

The Trustee accepts the amendments to the Indenture as set forth in this Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth herein and in the Indenture, subject to its protections, immunities and indemnitees set forth therein and herein. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Co-Issuers and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto.

SECTION 5. Execution, Delivery and Validity.

The Issuer and the Co-Issuer each represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by the Issuer or the Co- Issuer, as applicable, and constitutes its legal, valid and binding obligation, enforceable against the Issuer and the Co-Issuer in accordance with its terms. If the Portfolio Manager provides written notice to the Trustee (which may be via email) that the Amendment Effective Date has occurred prior to June 30, 2023, the Trustee shall forward such notice to the Holders by posting it to its Website.

SECTION 6. GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Supplemental Indenture (and each related document, modification and waiver in respect of this Supplemental Indenture) may be executed and delivered in counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee), each of which shall be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Supplemental Indenture by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 8. Limited Recourse; Non-Petition.

Notwithstanding any other provision of this Supplemental Indenture, Sections 2.8(i) and 5.4(d) of the Indenture are incorporated herein by reference thereto, mutatis mutandis.

SECTION 9. Direction.

By their signatures hereto, the Co-Issuers hereby direct the Trustee to execute this Supplemental Indenture and acknowledge and agree that the Trustee shall be fully protected in relying upon the foregoing consent and direction and hereby release the Trustee and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction.

SECTION 10. Portfolio Manager Notice.

The Portfolio Manager, by its execution of this Supplemental Indenture, hereby notifies the Issuer, Collateral Administrator, the Calculation Agent, the Trustee and the Holders that a Benchmark Transition Event and its related Benchmark Replacement Date will have occurred on June 30, 2023 in respect of LIBOR (unless otherwise notified by the Portfolio Manager prior to such date) and that the Alternative Rate is the Benchmark Replacement Rate. The Portfolio Manager hereby instructs and directs the Trustee to provide a copy of this Supplemental Indenture to each Holder and in doing so the Portfolio Manager hereby states that the notice required by the definition of “Alternative Rate” has been provided.

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

BCC MIDDLE MARKET CLO 2019-1, LTD., as Issuer
By:	/s/ Nicolas Rogivue
Name:	Nicolas Rogivue
Title:	Director

BCC MIDDLE MARKET CLO 2019-1 CO-

ISSUER, LLC, as Co-Issuer

By: /s/ Edward L. Truitt Jr. Name: Edward L. Truitt Jr.

Title: Independent Manager

Wells Fargo Bank, National

Association, as Trustee

By: /s/ Thomas J. Gateau Name: Thomas J. Gateau

Title: Vice President

CONSENTED TO BY:

BAIN CAPITAL SPECIALTY FINANCE, INC.,

as Portfolio Manager

By: BCSF Advisors, LP.,

its Advisor

By: /s/ Sally Fassler Dornaus Name: Sally Fassler Dornaus

Title: Partner/CFO-Bain Capital Credit, LP

CONSENTED TO BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Administrator and Calculation Agent

By: Computershare Trust Company, N.A., as its attorney in fact

By: /s/ Thomas J. Gateau Name: Thomas J. Gateau

Title: Vice President

Exhibit A

[Attached]

EXECUTION VERSION

Conformed through ~~First~~Second Supplemental Indenture ~~dated as of August 2, 2022~~

BCC MIDDLE MARKET CLO 2019-1, LTD.,
Issuer,

BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC,
Co-Issuer,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

AMENDED AND RESTATED INDENTURE

Dated as of November 30, 2021

Re-Pricing Eligible Notes	No	No	Yes	Yes	N/A
Form	Book‑Entry (Physical for AIs)	Book‑Entry (Physical for AIs)	Book‑Entry (Physical for AIs)	Book‑Entry (Physical for AIs)	Physical
Non-U.S. Holders Permitted	Yes	Yes	Yes	Yes	No

________

* The spread over the Reference Rate (or, in the case of any Fixed Rate Notes, the Interest Rate) applicable to any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re‑Pricing of such Class of Re-Pricing Eligible Notes, subject to the conditions set forth in Section 9.8.

** The ~~initial~~ Reference Rate with respect to the Floating Rate Notes will be ~~LIBOR~~Term SOFR plus 0.26161%. The Reference Rate for calculating interest on the Notes may be replaced with an Alternative Rate as set forth herein.

*** An exception to the minimum denominations may be granted by the Issuer in accordance with Article VIII hereof.

The Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof (the “Authorized Denominations”); provided that an exception to the minimum denominations may be granted by the Issuer solely to allow for compliance with applicable Risk Retention Regulations.

Section 2.4. Additional Notes.At any time during the Reinvestment Period or, solely in the case of a Risk Retention Issuance, during and after the Reinvestment Period, subject to (x) the written approval of the Portfolio Manager, the Retention Holder and the Issuer and (y) solely in the case of an additional issuance of any Class A-1-R Notes (other than any such additional issuance that is a Risk Retention Issuance or that is being made contemporaneously with a Refinancing or Partial Redemption by Refinancing of the Class A-1-R Notes, as applicable), a Majority of the Class A-1-R Notes, the Applicable Issuers may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue and sell Additional Notes (including a Risk Retention Issuance) of (1) each Class and/or (2) with notice to the Rating Agency, additional secured or unsecured notes of one or more new classes that are junior in right of payment to the Notes (such Additional Notes, “Junior Mezzanine Notes”) up to, in the case of an additional issuance of a Class of Notes (other than a Risk Retention Issuance), an aggregate maximum amount of Additional Notes equal to 100% of the original principal amount of each such Class of Notes; provided that (i) the Applicable Issuers shall comply with the requirements of Sections 2.6, 3.2, 7.9 and 8.1, (ii) solely with respect to an additional issuance of such Notes, the Issuer provides notice of such issuance to each Rating Agency then rating a Class of Notes, (iii) solely with respect to an additional issuance of Notes (other than a Risk Retention Issuance), immediately after giving effect to such issuance and the application of the net proceeds thereof, each Overcollateralization Ratio Test is maintained or improved, (iv) the issuance of such Notes shall be proportional across all Classes of Notes that are rated by a Rating Agency (including additional Notes of any Class of Notes issued on the Refinancing Date); provided, that a larger proportion of Junior Mezzanine Notes may be issued, (v) the proceeds of any Additional Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or, solely with the proceeds of an issuance of additional Junior Mezzanine Notes, applied as otherwise permitted under this Indenture (including for application to any Permitted Use); provided that the Issuer has consented to treating as Principal Proceeds any proceeds of an additional issuance in excess of the Reinvestment Target Par Balance, (vi) for any issuance other than a Risk Retention Issuance, Tax Advice shall be delivered to the Trustee to the effect that (A) such additional issuance will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or to be subject to U.S. federal income tax on a net basis (including any withholding tax liability under Section 1446 of observance by any other Person of any of the covenants, agreements or other terms or conditions set forth in the Transaction Documents or in any related document, (v) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of any Transaction Document, any related document or any other agreement, instrument or document, or (vi) the satisfaction of any condition set forth in any Transaction Document or any related document;

(x)
the Trustee shall not be required to take any action under any Transaction Document or any related document if taking such action (A) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified;
(y)
the Trustee shall have no obligation to monitor or enforce compliance with the U.S. Risk Retention Rules or the Securitization Laws;
(z)
neither the Trustee nor the Collateral Administrator shall have any responsibility or liability for electing, determining or verifying any ~~non-LIBOR~~non-SOFR base rate (including, without limitation, whether such rate is an Alternative Rate or whether the conditions to the adoption of an Alternative Rate have been satisfied); and
(aa)
in order to comply with its Customer Identification Program obligations under the USA PATRIOT Act and related regulations, the Trustee shall have the right to request from certain parties, including but not limited to the Issuer, the Co-Issuer, the Portfolio Manager and the Holders, such information as it deems necessary or appropriate to identify and verify each party’s identity, including without limitation, each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 6.4. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5. Trustee May Hold Notes. The Trustee, any Paying Agent, the Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6. Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder, except in its capacity as the Bank to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

pledging, contracting for the management of and otherwise dealing with Collateral Obligations and the other Assets in connection therewith, and entering into Hedge Agreements, the Collateral Administration Agreement, the Securities Account Control Agreement, the Portfolio Management Agreement and other agreements specifically contemplated by this Indenture, and the Co-Issuer shall not engage in any business or activity other than issuing, selling, paying and redeeming the Notes and to be issued by it pursuant to this Indenture and, with respect to the Issuer and the Co-Issuer, such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or ancillary thereto. The Issuer and the Co-Issuer may amend, or permit the amendment of, the provisions of the certificate of incorporation and Memorandum and Articles, and the certificate of formation and limited liability company agreement of the Co-Issuer, respectively, which related to their bankruptcy remote nature or separateness covenants only if such amendment would satisfy the Fitch Rating Condition.

Section 7.13. Annual Rating Review. So long as any of the Notes of any Class remains Outstanding, on or before December 31st in each year, commencing in 2022, the Co-Issuers shall obtain and pay for an annual review of the rating of each such Class of Notes from each Rating Agency, as applicable. The Co-Issuers shall promptly notify the Trustee and the Portfolio Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice upon request) if at any time the rating of any such Class of Notes has been, or is known shall be, changed or withdrawn.

Section 7.14. Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished “Rule 144A Information” to such Holder or beneficial owner, to a prospective purchaser of such Notes designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner of such Notes with Rule 144A under the Securities Act in connection with the resale of such Notes by such Holder or beneficial owner of such Notes, respectively. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.1.5 Calculation Agent. (a) The Issuer hereby agrees that for so long as any Notes remain Outstanding there shall at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates) to calculate ~~LIBOR~~the Reference Rate in respect of each Interest Accrual Period (or, for the first Interest Accrual Period after the Refinancing Date, each portion thereof) (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, shall promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

(bb)
The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after ~~11:00 a.m. London~~5:00 a.m. Chicago time on each Interest Determination Date but in no event later than 11:00 a.m. New York time on the ~~London Banking~~U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent shall calculate the Interest Rate for each Class of Floating Rate Notes for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period after the Refinancing Date, the related portion of such period) and the Notes Interest Amount for each Class of Floating Rate Notes (in each case, rounded to the nearest cent, with half a cent being rounded upward) for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period, the related portion of such period), on the related Distribution Date. At such time the Calculation Agent shall communicate such rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, the Portfolio Manager, Euroclear and Clearstream. The Calculation Agent shall ~~also specify to the Co-Issuers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall~~ notify the Co-Issuers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period shall (in the absence of manifest error) be final and binding upon all parties.
(cc)
The Calculation Agent and the Trustee shall have no (i) responsibility or liability for the selection or determination of an Alternative Rate, a Benchmark Replacement Rate or a Fallback Rate as a successor or replacement reference rate to ~~LIBOR~~the then-current Reference Rate (including any Benchmark Replacement Rate Adjustment or Reference Rate Modifier or whether the conditions precedent to the selection of such rate have been satisfied or whether a Benchmark Replacement Date or Benchmark Transition Event has occurred) and shall be entitled to rely upon any designation of such a rate pursuant to the terms hereof and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of ~~a “LIBOR” rate~~the then-current Reference Rate as described in the definition thereof.

Section 7.1.6 Certain Tax Matters. (a) The Issuer shall treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(b)
The Issuer has not and will not elect or take any other action that would cause it to be treated as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purposes and shall make any election necessary to avoid classification as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purpose.
(c)
The Issuer will treat each purchase of Collateral Obligations as a “purchase” for tax accounting and reporting purposes; provided that a purchase by the Issuer of a Collateral Obligation from a person whom the Issuer is disregarded as a separate entity will not be recognized.
(d)
The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any Governmental Authority.

For the avoidance of doubt, (A) for the purposes of calculating compliance with clause (ix) of the Concentration Limitations, an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (B) Obligors in respect of Collateral Obligations shall be deemed not to be Affiliates if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.
“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying:
(a)
the amount equal to the Reference Rate applicable to the Floating Rate Notes during the Interest Accrual Period (or portion thereof, in the case of the first Interest Accrual Period) in which such Measurement Date occurs; by
(b)
the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations (excluding any Defaulted Obligations) as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.
“Aggregate Funded Spread”: As of any Measurement Date, the sum of:
(c)
in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over a ~~London interbank offered rate-based~~Term SOFR Reference Rate based index, (i) the stated interest rate spread (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and
(d)
in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over an index other than a ~~London interbank offered rate-based~~Term SOFR Reference Rate based index, (i) the excess of the sum of such spread and such index (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) over the Reference Rate as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation; provided that, for purposes of both clauses (a) and (b) of this definition, the interest rate spread with respect to any floating rate Collateral Obligation that has a ~~floor based on the London interbank offer rate~~floating rate index floor will be deemed to be the stated interest rate spread plus, if positive, (x) the value of such floor minus (y) the Reference Rate as of the immediately preceding Interest Determination Date.

(a)
the first alternative set forth in the order below that can be determined by the Portfolio Manager as of the Benchmark Replacement Date:

~~(1) the sum of: (a) Term SOFR and (b) the applicable Benchmark Replacement Rate Adjustment;~~

(1)
~~(2)~~ the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Rate Adjustment;
(2)
~~(3)~~ the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for then-current ~~three month Libor~~Reference Rate and (b) the applicable Benchmark Replacement Rate Adjustment; or
(3)
~~(4)~~ if none of clauses (1) through (~~3~~2) above applies, the rate selected by the Portfolio Manager, with the consent of a Majority of the Controlling Class, after giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Reference Rate; and
(b)
the reference rate being used by at least 50% of the Aggregate Principal Balance of the floating rate Collateral Obligations included in the Assets.

All such determinations made by the Portfolio Manager as described above shall be conclusive and binding and, absent manifest error, may be made in the Portfolio Manager’s sole discretion, and shall become effective without consent from any other party.

“Benchmark Replacement Rate Adjustment”: With respect to any replacement of the then-current Reference Rate with an Unadjusted Benchmark Replacement Rate, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Portfolio Manager as of the Benchmark Replacement Date, giving due consideration to the first alternative set forth below:

(1)
the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement Rate; and
(2)
any industry-accepted spread adjustment or method for calculating or determining such spread adjustment for the replacement of the then-current Reference Rate with the applicable Unadjusted Benchmark Replacement Rate for Dollar-denominated collateralized loan obligation securitization transactions at such time.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Reference Rate: (a) public statement or publication of information by or on behalf of the administrator of the Reference Rate announcing that such administrator has ceased or will cease to provide the Reference Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to members, independent directors or independent managers thereof before such trust, corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Agent”: The meaning specified in Section 14.16(a).
“Initial Rating”: With respect to any Class of Notes, the rating or ratings, if any, indicated in Section 2.3.
“Instrument”: The meaning specified in Article 9 of the UCC.
“Interest Accrual Period”: The period from and including the Refinancing Date to but excluding the first Distribution Date, and each succeeding period from and including each Distribution Date to but excluding the following Distribution Date until the principal of the Notes are paid or made available for payment.
“Interest Collection Account”: The account established pursuant to Section 10.2(a) and designated as the “Interest Collection Account”.
“Interest Coverage Ratio”: With respect to any designated Class or Classes of Notes, as of any date of determination on or after the Determination Date immediately preceding the second Distribution Date, the percentage derived from dividing:
(e)
the sum of (i) the Collateral Interest Amount as of such date of determination minus (ii) amounts payable (or expected as of the date of determination to be payable) on the following Distribution Date as set forth in clauses (A), (B) and (C) of Section 11.1(a)(i); by
(f)
interest due and payable on the Notes of such Class or Classes, each Priority Class of Notes and each pari passu Class of Notes (excluding Deferred Interest but including any interest on Deferred Interest with respect to any such Class or Classes) on such Distribution Date.

For the avoidance of doubt, deferred Base Management Fees will be included in clause (a)(ii) as an amount payable pursuant to Section 11.1(a)(i)(B) only to the extent such amount (or portion thereof) may be payable on such Distribution Date pursuant to the Priority of Distributions.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of the Notes if, as of any date of determination, (i) the Interest Coverage Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Notes is no longer Outstanding.
“Interest Determination Date”: With respect to each Interest Accrual Period, the second ~~London Banking~~U.S. Government Securities Business Day preceding the first day of such Interest Accrual Period.

the lender/participant. The lender/participant may or may not be obligated to collateralize its funding obligations to the LOC Agent Bank.

~~“LIBOR”: With respect to the Floating Rate Notes, for any Interest Accrual Period (other than the first Interest Accrual Period), the greater of (i) 0.0% and (ii)(a) the rate appearing on the Reuters Screen (the “Screen Rate{xe "Screen Rate"}”) for deposits with a term of the Designated Maturity as of 11:00 a.m., London time, on the Interest Determination Date or (b) if such rate is unavailable at the time LIBOR is to be determined, LIBOR shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period approximately equal to such Interest Accrual Period and an amount approximately equal to the aggregate outstanding amount of the Notes. The Calculation Agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations (rounded upward to the next higher 1/100). If fewer than two quotations are provided as requested, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean of the rates quoted (rounded upward to the next higher 1/100) by three major banks in New York, New York selected by the Portfolio Manager with notice to the Calculation Agent after consultation with the Portfolio Manager at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such Interest Accrual Period and an amount approximately equal to the aggregate outstanding principal amount of the Notes. If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR will be LIBOR as determined on the previous Interest Determination Date. “LIBOR,” when used with respect to a Collateral Obligation, means the “Libor” rate determined in accordance with the terms of such Collateral Obligation.~~

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or similar credit agreement.
“Loan Sale Agreement”: The loan sale agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and between the Transferor and the Issuer.

~~“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.~~

“Long-Dated Obligation”: An obligation that has a scheduled maturity later than the earliest Stated Maturity of the Notes.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies to a related loan when specified amounts are outstanding under such loan shall be a Maintenance Covenant.

“Record Date”: As to any applicable Distribution Date, the day which is (x) with respect to the Certificated Notes, fifteen (15) days prior to such Distribution Date and (y) with respect to Global Notes, the Business Day prior to the next scheduled payment date.
“Redemption Date”: Any date specified for a redemption of Notes pursuant to Sections 9.2 (Optional Redemption or Redemption Following a Tax Event), 9.3 (Partial Redemption by Refinancing), 9.4 (Redemption Procedures), 9.5 (Notes Payable on Redemption Date) or 9.6 (Clean-Up Call Redemption).
“Redemption Price”: When used with respect to (i) any Class of Notes, (a) an amount equal to 100% of the Aggregate Outstanding Amount thereof (including any Deferred Interest previously added to the principal amount of any Class of Deferred Interest Notes that remains unpaid) plus (b) accrued and unpaid interest thereon, to the Redemption Date; provided that any Holder of Notes may in its sole discretion elect, by written notice to the Issuer, the Trustee, the Paying Agent and the Portfolio Manager, to receive in full payment for the redemption of its Notes an amount equal to less than 100% of the Outstanding principal amount of such Notes plus accrued and unpaid interest thereon, which lesser amount shall be deemed to be the “Redemption Price” of such Notes.

~~“Reference Banks”: With respect to calculating LIBOR, any four major banks in the London market selected by the Calculation Agent after consultation with the Portfolio Manager.~~

“Reference Rate”: The greater of (A) zero and (B)(i) ~~LIBOR~~Term SOFR plus 0.26161% or (ii) the Alternative Rate adopted in accordance with this Indenture (as such rate may be modified in accordance with the terms thereof). For the avoidance of doubt, with respect to the adoption of an Alternative Rate, the Calculation Agent shall have no obligation other than to calculate the Interest Rates based upon such Alternative Rate.

“Reference Rate Floor Obligation”: As of any date, a floating rate Collateral Obligation (a) for which the related Underlying Instruments allow an interest rate option based on the then-current Reference Rate, (b) that provides that such interest rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the Reference Rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such interest rate option, but only if as of such date the Reference Rate for the applicable interest period is less than such floor rate.
“Refinancing”: The meaning specified in Section 9.2(b).
“Refinancing Date”: November 30, 2021.
“Refinancing Date Certificate”: Any certificate of an Authorized Officer of the Issuer delivered under Section 3.1.
“Refinancing Date Par Amount”: U.S.$500,000,000.
“Refinancing Proceeds”: With respect to any Refinancing, the Cash proceeds received by the Issuer therefrom.

the Reinvestment Target Par Balance, (B) each test specified in the definition of Collateral Quality Test is satisfied and (C) each Overcollateralization Ratio Test is satisfied; (2) such period will not be a Restricted Trading Period (so long as such Fitch rating has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Majority of the Controlling Class, which direction shall remain in effect until the earlier of (i) a further downgrade or withdrawal of such Fitch rating that, disregarding such direction, would cause the conditions set forth above to be true and (ii) a subsequent direction to the Issuer (with a copy to the Trustee and the Collateral Administrator) by a Majority of the Controlling Class declaring the beginning of a Restricted Trading Period and (3) no Restricted Trading Period will restrict any sale of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period was not in effect, regardless of whether such sale has settled.

“Retention Basis Amount”: On any date of determination, an amount used for determining the amount of EU/UK Retained Interest and in determining compliance with the EU/UK Risk Retention Requirements and in determining whether a Retention Deficiency has occurred and equal to the Collateral Principal Amount on such date with the following adjustments: (i) Defaulted Obligations will be included in the Collateral Principal Amount and the Principal Balances thereof will be deemed to equal their respective outstanding principal amounts, and (ii) any security owned by the Issuer will be included in the Collateral Principal Amount with a Principal Balance determined as follows: (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security; (b) in the case of an equity security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the equity security; and (c) in the case of any other equity security, the nominal value thereof as determined by the Portfolio Manager.

“Retention Deficiency”: As of any date of determination (as reported by the Retention Holder to the Issuer and the Trustee), an event which occurs if the aggregate principal amount outstanding of Interests held by the Retention Holder is less than 5% of the Retention Basis Amount and as a result the EU/UK Risk Retention Requirements are not or would not be complied with.
“Retention Holder”: As of the Refinancing Date, Bain Capital Specialty Finance, Inc., in its respective capacities as EU/UK Retention Holder and U.S. Retention Holder, as applicable, together with its successors and assigns.
“Retention Undertaking Letter”: The amended and restated letter from the Portfolio Manager and the EU/UK Retention Holder, dated as of the Refinancing Date, and addressed to the Issuer, the Placement Agent and the Trustee pursuant to which the Portfolio Manager and the EU/UK Retention Holder, as applicable, will make certain undertakings and agreements in respect of the Securitization Laws, which shall replace and supersede the EU retention undertaking letter entered into on the Closing Date.

~~“Reuters Screen”: The rates for deposits in dollars which appear on the Reuters Screen LIBOR 01 Page (or such other page that may replace that page on such service for the purpose of displaying comparable rates) on the Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date.~~

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.
“Senior Secured Loan”: Any assignment of, Participation Interest in or other interest in a Loan (other than a First-Lien Last-Out Loan) that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan for borrowed money (other than with respect to liquidation preferences for trade claims, capitalized leases or similar obligations in respect of pledged collateral that collectively do not comprise a material portion of the collateral securing such Loan and Super Senior Revolvers), (ii) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including without limitation, tax liens) securing the Obligor’s obligations under the Loan and (iii) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Portfolio Manager, not to be called into question as a result of subsequent events) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral.
“SIFMA Website”: The internet website of the Securities Industry and Financial Markets Association, currently located at https://www.sifma.org/resources/general/holidayschedule, or such successor website as identified by the Portfolio Manager to the Trustee and the Calculation Agent.
“Similar Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.

“Special Redemption”: The meaning specified in Section 9.7.
“Special Redemption Amount”: The meaning specified in Section 9.7.
“Special Redemption Date”: The meaning specified in Section 9.7.
“Special Shareholder”: Maples Trustees (Jersey) Limited, a company incorporated in Jersey, being the holder of the Special Voting Share issued by the Issuer.
“Special Voting Share”: The meaning specified in the Memorandum and Articles.
“Specified DIP Amendment”: The meaning specified in Schedule 3.
“Standby Directed Investment”: Goldman Sachs Government Obligations MMF #465 (FGTXX).

5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer (including, for this purpose, any withholding tax liability imposed under Section 1446 of the Code) in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

“Term SOFR”: The Term SOFR Reference Rate for the Designated Maturity on the applicable Interest Determination Date, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York time) on any Interest Determination Date the Term SOFR Reference Rate for the Designated Maturity has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be (x) the Term SOFR Reference Rate for the Designated Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Designated Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, Term SOFR shall be the Term SOFR Reference Rate as determined on the previous Interest Determination Date.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Portfolio Manager with notice to the Trustee and the Collateral Administrator.

“Term SOFR Reference Rate”: The forward-looking term rate ~~for an index maturity of three months~~ based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Transaction Documents”: Collectively, this Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, the Placement Agreement, the Loan Sale Agreement, the Master Participation Agreements, the Retention Undertaking Letter, the Administration Agreement and the Securities Account Control Agreement.
“Transaction Parties”: The Issuer, the Co-Issuer, the Portfolio Manager, the Placement Agent, the Retention Holder, the Transferor, the Trustee, the Collateral Administrator and the Administrator.
“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.
“Transfer Certificate”: A duly executed certificate substantially in the form of the applicable Exhibit B.
“Transferor”: Bain Capital Specialty Finance, Inc., in its capacity as transferor under the Loan Sale Agreement.
“Treasury”: The United States Department of the Treasury.

“Trust Officer”: When used with respect to the Trustee or the Collateral Administrator, as applicable, any officer within the Corporate Trust Office (or any successor group of the Trustee or the Collateral Administrator) authorized to act for and on behalf of the Trustee or the Collateral Administrator, including any vice president, assistant vice president or officer of the Trustee or the Collateral Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture.
“Trustee”: As defined in the first sentence of this Indenture.
“UCC”: The Uniform Commercial Code as in effect from time to time in the State of New York.
“UK Securitization Regulation”: Regulation (EU) 2017/2402 as it forms part of domestic UK law by virtue of the EUWA, as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (SI 2019/660), as in effect on the Refinancing Date.
“Uncertificated Security”: The meaning specified in Article 8 of the UCC.

“Unadjusted Benchmark Replacement Rate”: The Benchmark Replacement Rate excluding the Benchmark Replacement Rate Adjustment.

“Underlying Instrument”: The credit agreement or other agreement pursuant to which a Collateral Obligation has been created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.
“Unregistered Securities”: The meaning specified in Section 5.17(c).
“Unsalable Asset”: (a) (i) A Defaulted Obligation, (ii) an Equity Security, (iii) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, or (iv) any other exchange or any other security or debt obligation that is part of the Assets, in the case of (i), (ii) or (iii) in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any Pledged Obligation identified in the certificate of the Portfolio Manager as having a Market Value of less than $1,000, in each case of (a) and (b) with respect to which the Portfolio Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Pledged Obligation for at least 90 days and (y) in its commercially reasonable judgment such Pledged Obligation is not expected to be saleable for the foreseeable future.
“U.S. Dollar” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.
“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association

recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.
“U.S. person”: The meaning specified in Regulation S.
“U.S. Retention Holder”: On the Refinancing Date, Bain Capital Specialty Finance, Inc., and thereafter any successor, assignee or transferee thereof permitted under the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

“U.S. Tax Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Valuation”: With respect to any Collateral Obligation, a recent (as determined by the Portfolio Manager in its commercially reasonable business judgment in accordance with the Portfolio Manager Standard) valuation of the fair market value of such Collateral Obligation established by (a) reference to the “bid side” price listed on a third-party pricing service such as LoanX or LPC or other service selected by the Portfolio Manager in accordance with the Portfolio Manager Standard; provided that if a fair market value is available from more than one pricing service, the highest such “bid side” value so obtained shall be used, or (b) if data for such Collateral Obligation is not available from such a pricing service, an analysis performed by a nationally recognized valuation firm to establish a fair market value of such Collateral Obligation which reflects the “bid side” price that would be paid by a willing buyer to a willing seller of such Collateral Obligation in an expedited sale on an arm’s-length basis.
“Volcker Rule”: The final rules implementing Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act, as such rules may be amended from time to time.
“Waived Interest”: The meaning specified in Section 11.1(g).
“Weighted Average Fitch Recovery Rate”: As of any date of determination, the rate (expressed as a percentage) determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by the Fitch Recovery Rate in relation thereto and dividing such sum by the aggregate principal balance of all Collateral Obligations and rounding up to the nearest 0.1 percent. For the purposes of determining the Principal Balance and aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.
“Weighted Average Fixed Coupon”: As of any Measurement Date, an amount equal to the number, expressed as a percentage, obtained by dividing:
(g)
the sum of (i) in the case of each fixed rate Collateral Obligation (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest), the stated annual interest coupon on such Collateral Obligation times the Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral